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                                                                      EXHIBIT 21


                                TOM BROWN, INC.

                           Subsidiaries of Registrant

                               December 31, 1995

                                                                         Percent
Name of Subsidiary               State of Incorporation               of Ownership
------------------               ----------------------               ------------
Retex Gathering Company, Inc.           Wyoming                           100%
Rocno Corporation                       Texas                             100%
TBI Acquisition, Inc.                   Delaware                          100%




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